SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	June 29, 2005

INTERPOOL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Interpool, Inc. (the "Company"), holders of a majority in principal amount of the Company’s 6% Notes due 2014 (the "Notes") and holders of a majority of the Company’s common stock purchase warrants (the "Warrants"), and the Indenture Trustee for the holders of the Notes, entered into amendments to certain agreements relating to the outstanding Notes and Warrants, effective June 29, 2005.

The Registration Rights Agreements relating to the Notes and the Investor Rights Agreement relating to the Warrants were amended to extend the dates (as previously extended) by which the Company is required to take certain actions with respect to registration of the Notes and Warrants with the Securities and Exchange Commission (the "SEC"). Specifically, the June 29, 2005 amendments (i) extend from July 1, 2005 to August 1, 2005 the date by which the Company must file a registration statement with the SEC with respect to the Warrants, (ii) extend from July 1, 2005 to August 1, 2005 the date by which the Company must file a registration statement with the SEC with respect to the Notes, and (iii) extend from October 1, 2005 to November 1, 2005 the date on which liquidated damages will become payable with respect to the Notes and/or the Warrants if they have not been registered with the SEC.

As amended, the Registration Rights Agreements relating to the Notes and the Investor Rights Agreement relating to the Warrants now provide that the Company is obligated to file registration statements with the SEC for the Warrants (and the shares subject to the Warrants) and for the Notes by August 1, 2005. The Company is obligated to use commercially reasonable efforts to have these registration statements declared effective by October 1, 2005. If either of these registration statements is not filed by August 1, 2005 or is not effective by November 1, 2005, the Company would be required to pay liquidated damages to the holders of these securities in accordance with the terms of these Agreements.

In addition, the Company and the Indenture Trustee for the Notes entered into a Supplemental Indenture dated as of June 29, 2005, with the consent of the holders of a majority in principal amount of the outstanding Notes. The Supplemental Indenture amended the Indenture dated as of September 14, 2004 relating to the Notes to provide that all determinations of the Company’s consolidated net income for purpose of the restricted payments provisions in Section 4.7 of the Indenture shall be based upon the Company’s adjusted consolidated net income, after excluding the effect on net income of any gain or loss attributable to any valuation adjustment relating to the Warrants.

Item 8.01 Other Events.

At a Special Meeting of Stockholders of the Company held on June 30, 2005, holders of a majority of the outstanding shares of the Company’s Common Stock approved a resolution ratifying the issuance by the Company of the Series B Warrants and the issuance of Common Stock upon exercise of such Series B Warrants by the holders. This affirmative vote satisfied one of the requirements of the Warrant Agreement relating to the Warrants. As a result of this vote, the Series B Warrants are now exercisable to purchase shares of Common Stock in accordance with their terms.

Item 9.01 Financial Statements and Exhibits.

           (a) Financial statements of business acquired: Not applicable

           (b) Pro forma financial statements: Not applicable

           (c) Exhibits: None

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signature on following page.]

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ James F. Walsh Name: James F. Walsh Title: Executive Vice President and Chief Financial Officer

Dated: July 6, 2005